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                                                                    Exhibit 21.1


                Subsidiaries of SBA Communications Corporation
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Name                            Relationship                                    Jurisdiction
- ----                            ------------                                    ------------
SBA Telecommunications, Inc.    100% owned by SBA Communications Corporation    Florida
SBA, Inc.                       100% owned by SBA Telecommunications, Inc.      Florida
SBA Leasing, Inc.               100% owned by SBA Telecommunications, Inc.      Florida
SBA Network Services, Inc.      100% owned by SBA Telecommunications, Inc.      Florida
SBA Towers, Inc.                100% owned by SBA Telecommunications, Inc.      Florida
SBA Properties, Inc.            100% owned by SBA Towers, Inc.                  Florida
SBA Sites, Inc.                 100% owned by SBA Towers, Inc.                  Florida
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     There are six subsidiaries of SBA Telecommunications, Inc. that are incorporated in U.S. jurisdictions and one in a foreign jurisdiction. Each of these subsidiaries is in the same line of business and is not a "Significant
Subsidiary" as defined in Rule 405 under the Securities Act.

     There are nineteen subsidiaries of SBA Towers, Inc. that are incorporated in U.S. jurisdictions and two in foreign jurisdictions. Each of these subsidiaries is in the same line of business and is not a "Significant Subsidiary" as defined in Rule 405 under the Securities Act.